                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 17                                   Trade Date: 05/06/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 05/09/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is May 7, 2002

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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDP6              $3,850,000.00              6.00%                  05/15/17                 100%


    Interest Payment
       Frequency                                       Subject to             Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption           (including the redemption price)
    ----------------        -----------------          ----------           --------------------------------
        11/15/02                   Yes                    Yes                       100% 05/15/03
     semi-annually                                                              semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $3,794,175.00             $55,825.00                $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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